UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 15, 2012
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200 Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

As previously announced, Supertel Hospitality, Inc. (the “Company” or “Supertel”) issued and sold 2,100,000 shares of Series C Cumulative Convertible Preferred Stock (the “Preferred Stock”) to Real Estate Strategies, L.P. (“RES”) for $21,000,000 pursuant to a Purchase Agreement dated November 16, 2011 (the “Purchase Agreement”) under a private transaction to RES, an investment vehicle indirectly controlled by IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), an Argentina-based publicly traded company. On February 1, 2012, RES also received warrants (“Warrants”) pursuant to the Purchase Agreement to purchase 21,000,000 shares of Supertel common stock.  On February 15, 2012, the remaining 900,000 shares of Preferred Stock were issued and sold to RES for $9,000,000 pursuant to the Purchase Agreement.  On February 15, 2012, RES also received additional Warrants pursuant to the Purchase Agreement to purchase 9,000,000 shares of Supertel common stock.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on September 21, 2011, the Company received a notice from The NASDAQ Stock Market stating that the minimum bid price of its common stock was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Marketplace Rule 5450(a)(1).  The notification letter had no effect at that time on the listing of the Company’s common stock on The NASDAQ Global Market.  The Company’s common stock continued to trade on The NASDAQ Global Market under the symbol SPPR.

On February 16, 2012, the Company received a notice from The NASDAQ Listing Qualifications that the staff had determined that for the last 10 consecutive business days, from February 2, 2012 to February 15, 2012, the closing bid price of the Company’s common stock has been at $1.00 per share or greater.  The staff advised that the Company has regained compliance with Listing Rule 5450(a)(1) and this matter is now closed.

Item 3.02  Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The securities sold and to be sold were offered and are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each investor represented that it was an “accredited investor” as defined in Regulation D.

Section 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) As previously reported, pursuant to a Directors Designation Agreement dated February 1, 2012, the Supertel Board of Directors on February 1, 2012 appointed Daniel Elsztain, Jim Friend, Donald J. Landry, and John M. Sabin as members of the Supertel Board of Directors. The Supertel Board of Directors has determined that the following directors are independent as directors and as members of committees of the Board in accordance with the rules of the Nasdaq Stock Market and the Company’s articles of incorporation and the rules of the Securities and Exchange Commission:

Steve H. Borgmann	Donald J. Landry
Allen Dayton	William C. Latham
Daniel Elsztain	John M. Sabin
Jim Friend	Randy Whittemore

On February 16, 2012, the Supertel Board of Directors appointed the following directors to the indicated board committees:

AUDIT COMMITTEE: John M. Sabin – Chairman Jim Friend Randy Whittemore	NOMINATING COMMITTEE: William C. Latham – Chairman Steve H. Borgmann Jim Friend
COMPENSATION COMMITTEE: Randy Whittemore – Chairman Allen Dayton John M. Sabin	INVESTMENT COMMITTEE: Donald J. Landry – Chairman Daniel Elsztain John M. Sabin Kelly Walters Randy Whittemore
The Supertel Board of Directors also determined that John Sabin is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

10.1
Purchase Agreement, dated November 16, 2011, by and among Supertel Hospitality, Inc., Supertel Limited Partnership and Real Estate Strategies L.P. incorporated by reference from Exhibit 10.1 of the Company’s Current Report on Form 8-K/A dated November 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: February 16, 2012	By:	Connie L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Purchase Agreement, dated November 16, 2011, by and among Supertel Hospitality, Inc., Supertel Limited Partnership and Real Estate Strategies L.P. incorporated by reference from Exhibit 10.1 of the Company’s Current Report on Form 8-K/A dated November 16, 2011